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                                                         /__/ Employee's Copy
                                                         /__/ Employer's Copy

                                    [FORM OF]

                             SCHOOL SPECIALTY, INC.

                              EMPLOYMENT AGREEMENT

To Jonathan J. Ledecky:

    This Agreement establishes the terms of your employment with School Specialty, Inc., a Delaware corporation (the "Company"), as of June 10, 1998. This Agreement is contingent on and subject to the closing of the distribution (the "Distribution") to the U.S. Office Products Company ("USOP") stockholders of the Company's stock. If the Distribution does not close by September 30, 1998, this Agreement will have no force or effect.

Duties You agree to serve as a senior consultant to the Company providing strategic business advice and high level acquisition negotiations. In that capacity, you will report to the Company's senior management and its Board of Directors (the "Board"). The Board can require such reports of your activities on the Company's behalf as it reasonably deems appropriate. It can require your services to the extent consistent with your other contractual employment obligations to Consolidation Capital Corporation ("CCC"), USOP, and the other subsidiaries ("Other Spincos") of USOP whose common stock will be distributed to the USOP stockholders concurrent with the Company's stock, with the specific timing of your services to be mutually agreed. You agree to comply with the Company's generally applicable personnel policies to the extent applicable to a person working on your schedule and consistent with your obligations in this Agreement.

Term The term of this Agreement runs from the day following the effective date of the Distribution (the "Closing Date") through June 30, 2000, unless earlier terminated as provided in this Agreement.

Salary You will receive an annual salary of $48,000 from the Closing Date, payable in accordance with the Company's payroll policies.

Benefits You are eligible for participation in the Company's generally applicable benefit plans and programs (including its 401(k)
                   Plan) to the extent you satisfy their terms for participation.


Employment Agreement between School Specialty and Jonathan J. Ledecky

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Expenses           The Company will make available to you, on an as needed and as mutually agreed basis, office space, secretarial assistance, and supplies for the direct performance of your services to the Company. It will pay or reimburse you for reasonable business expenses relating to the direct performance of such services, to limits to be mutually agreed in advance, upon proper and timely substantiation.

Options You are receiving options for the Common Stock of the Company in consideration for services as an employee of the Company.

         Option Your options will cover 7.5% of the Company's outstanding common stock determined as of the Distribution Date (excluding the stock under the Company's initial public offering), with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits).

         Term           Your option will expire ten years from the Closing Date.

         Price Your option will have a per share exercise price equal to the offering price in the Company's initial public offering, or if no initial public offering commences on the Closing Date, at the fair market value of the Company's common stock, as determined under the Company's option plan, for the date of grant.

         Schedule Your option will be fully vested when granted, but may not be exercised until the first anniversary of the Closing Date.

                        Your option will become exercisable before that first anniversary if and to the extent that the Company accelerates the exercisability of the options for substantially all management optionholders.

                        All unexercised portions of your options will expire if, as finally determined by a court, you violate the No Competition provision.

         Disgorging     If a court finds that you violated the No Competition
         Option         provision, you agree that your unexercised options are
         Gain           retroactively forfeited as of the date of the violation
                        and that, if you have exercised the options since the violation began, you will promptly pay the Company any Option Gain, net of any taxes actually paid on the options. For purposes of this Agreement, the "Option
                        Gain" per share you received on exercise of options on or after the violation is

         Stock          for stock you have sold, the greater of (i) the spread
         Sold           between closing price on the date of exercise and the
                        exercise price paid ("Exercise Spread") and (ii) the spread between the price at which you sold the stock and the exercise price paid, and

Employment Agreement between School Specialty and Jonathan J. Ledecky
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         Stock          for stock you have retained, the greater of (i) Exercise
         Retained Spread and (ii) the spread between the closing price on the date of the court's final determination and the exercise price paid.

                   All unexpired options will vest and be exercisable at your death.

Termination        The Company can terminate your employment under this
                   Agreement only for "cause." "Cause" means your (i) conviction of or guilty or nolo contendere plea to a felony demonstrably and materially injurious to the Company's business, and resulting in a sentence of imprisonment, or (ii), as finally determined by a court, violation of the No Competition provision as it applies to the Company, provided that the Company will give you 10 days to resolve the violation before attempting to invoke this termination provision. For a termination under (ii), you agree to repay any salary you received from the Company between the date of the violation and the date of the court's determination.

Severance          If your employment ends because you resign or are properly terminated for cause, you will not receive severance or termination pay and your salary will end. Except to the extent the law or the terms of an applicable plan requires otherwise, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation or to participate in any other plan, arrangement, or benefit, after your termination of employment, other than with respect to your options.

No Competition     Consistent with certain of your prior obligations to USOP, you will not, until after the end of the Restricted Period, for any reason whatsoever, directly or indirectly, for yourself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, or business of whatever nature:

         Competition    (i) engage, as an officer, director, shareholder, owner,
                        partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, in any business (other than an Excluded Business, as defined below) selling any products or services in direct competition with the Company within 100 miles of where the Company or where any of the Company's subsidiaries or affiliates regularly maintains any of its or their offices with employees (the "Territory"), where "products or services" are determined for this clause with respect to products or services offered on or before January 13, 1998 by the Company and/or any of its subsidiaries or

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                        the predecessor companies combined to form the Company
                        in connection with Distribution and where the geographic limitation is determined with reference to the Company and its subsidiaries and not to USOP or the other Spincos (e.g., competition with respect to the Company is determined by reference to the location where the Company or its subsidiary has an office with employees and not to the locations of offices of other Spincos);

         Employees      (ii) call upon any person who is, at that time, within
                        the Territory, an employee of the Company (including the respective subsidiaries and/or affiliates thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the Company's employ (including the respective subsidiaries and/or affiliates thereof) other than a member of your immediate family; or

         Customers      (iii) call upon any person or entity that is, at that
                        time, or that has been, within one year prior to that time, a customer of the Company (including the respective subsidiaries and/or affiliates thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company (including the respective subsidiaries and/or affiliates thereof) within the Territory other than on behalf of an Excluded Business.

                        For purposes of this Agreement, the "Restricted Period" ends, on the later of the second anniversary of the Closing Date and the date one year after you leave employment with the Company and its subsidiaries and affiliates.

                        For purposes of this Agreement, the "Excluded Businesses" are the following:


                             (i) any electrical contracting business that, at the time of its creation or acquisition and at all later times, derives more than 50% of its revenues from electrical contracting and maintenance services, without regard to whether it would otherwise violate the No Competition clause because it is engaged in a business directly competitive with the Aztec Technology Partners, Inc. or any of its subsidiaries (together, "Aztec"), provided that this exclusion does not permit the business to engage in any of the lines of business described under "Consulting and Engineering Services," "Systems and Network Design and Implementation Services," and "Software Development and Implementation Services" in the Aztec Form S-1 filed on June 3, 1998 (the "Aztec Specified Businesses") other than as provided under (ii) or (vi) in the Excluded Businesses;


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                             (ii) any business whose revenue from activities
                             that compete with Aztec and its subsidiaries, at the time of the business's creation or acquisition and at all later times, is less than $15 million per year, provided that this exclusion does not permit the business to engage in the Aztec Specified Businesses other than (i) as provided under (vi) in the Excluded Businesses or (ii) through the pending CCC acquisitions of National Network Systems in Denver, Colorado and of Chamber Electronics Communications in Phoenix, Arizona

                             (iv) any business engaged, and only to the extent that it is so engaged, in the business of selling, supplying, or distributing janitorial or sanitary products or services;

                             (v) any business engaged, and only to the extent it is so engaged, in the managing or servicing of office equipment (other than computers);

                             (vi) any business engaged, and only to the extent it is so engaged, in providing internet access services and activities supportive of such services;

                             (vii) UniCapital Corporation's business as described in its prospectus as of the date of this Agreement; and

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                             (viii) U.S. Marketing Services Inc's ("USM")
                             shelf-stocking and merchandising, and point of purchase display creation and incentive marketing businesses, as described in its registration statement filed on the date of this Agreement, so long as you are solely an investor in USM and not an officer, director, or employee of, or consultant to, USM; provided, however, that your service as a director will not violate the foregoing requirement as long as you cease to be a director no later than the 90th day after the effective date of the registration of USM's initial public offering;

                        provided, that in each case you are engaged in such business only in a policy making role and not in the entity's business in a manner that would involve you in direct personal competition with the Company (and its subsidiaries), provided further that this proviso does not prevent your activities in furtherance of acquisitions of Excluded Businesses, and provided further that you will comply with your fiduciary duties as a director of the Company in connection with the Excluded Businesses.

                   To the extent permitted by your obligations to the relevant Excluded Business, as an employee and/or director of the Company (or its subsidiaries), you will inform the relevant entity of any opportunities for it associated with any of the Excluded Businesses.

                   In addition to (and not in lieu of) the restriction contained in the Employees clause above, you agree that, during the period that the restrictions contained in this No Competition provision remain in effect, and so long as you are employed by, or otherwise affiliated with, CCC, you will not, directly or indirectly, offer employment with CCC to, or otherwise allow CCC to employ, any person who is employed by the Company or a subsidiary of the Company at the time; or

                        was so employed by the Company or a subsidiary of the Company within one year prior to such time.

                   Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit you from acquiring capital stock in CCC or any Excluded Business or serving as an officer, director or employee or consultant to CCC, or acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter, provided that such actions do not otherwise breach your obligations hereunder; and provided further that actions of CCC after you have ceased to be a director, officer, and employee of CCC will not constitute a breach of this covenant, despite your continued stock ownership, so long as you are not then directly assisting any competitive actions.

                   Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, you agree that the Company may enforce the No Competition provisions by injunctions and restraining orders.

                   You and the Company agree that you will not be in violation of the No Competition provisions by virtue of your investment in or other relationship to USOP, any of the Spincos, or their respective subsidiaries, even if one of those entities engages in direct competition with another. You and the Company agree that CCC's acquisition or retention of Wilson Electric Company, Inc. ("Wilson") and Wilson's engaging in any lines of business in place as of the Closing Date do not violate the No Competition provision.

                   You and the Company agree that the No Competition provisions impose a reasonable restraint on you in light of the Company's activities and

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                   business (including the Company's subsidiaries and/or
                   affiliates) on the date of the execution of this Agreement.

                   The Company agrees to consider reasonably and within two weeks of receipt any requests you make for a waiver from the No Competition provisions for a particular acquisition.

                   You and the Company further agree that, if you enter into a business or pursue other activities not in competition with the Company (including the Company's subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate the Competition clause of this No Competition provision, and in any event such new business, activities, or location is not in violation of this No Competition provision or of your obligations under this No Competition provision, if any, you will not be chargeable with a violation of this provision if the Company (including the Company's subsidiaries) shall thereafter enter the same, similar, or a competitive (i) business, (ii) course of activities, or (iii) location, as applicable.

                   The covenants in this No Competition provision are severable and separate, and the unenforceability of any specific covenant does not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                   All of the covenants in this No Competition provision shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by you against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the Restricted Period, during which your agreements and covenants made in this provision shall be effective, is computed by excluding from such computation any time during which you are in violation of any provision of the No Competition provision.

                   Notwithstanding any of the foregoing, if any applicable law reduces the time period during which you are prohibited from engaging in any competitive activity described in this provision, you agree that the period for prohibition shall be the maximum time permitted by law.

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                   You specifically agree that USOP and the Company have
                   provided you with sufficient consideration for the enforcement of the No Competition obligations for the Restricted Period and for the assumption of such benefits by the Company. You specifically consent to USOP's assignment to the Company of the right to enforce the No Competition provisions of the Amended Ledecky Services Agreement, as those provisions are incorporated in this Agreement.

Other              The Company acknowledges that you are also employed by CCC,
Employment         USOP, and the Other Spincos, and agrees that such dual
                   employment does not breach this Agreement, unless and to the extent that you thereby violate the No Competition provisions.

Return of          All records, designs, patents, business plans, financial
Company            statements, manuals, memoranda, lists and other property
Property           delivered to or compiled by you by or on behalf of the
                   Company (including the respective subsidiaries thereof) or their representatives, vendors, or customers that pertain to the business of the Company (including the respective subsidiaries thereof) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, you will make reasonably available at the Company's request during business hours all correspondence, reports, records, acquisition materials, charts, advertising materials and other similar data pertaining to the business, activities, or future plans of the Company that you have collected or obtained.

Trade Secrets      You agree that you will not, during or after the term of this
                   Agreement with the Company, disclose the specific terms of the Company's (including the respective subsidiaries thereof) relationships or agreements with its or their respective significant vendors or customers or any other significant and material trade secret of the Company (including the respective subsidiaries thereof) whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever. For CCC or any other businesses with which you are affiliated or in which you are a stockholder, you may reach agreement on comparable terms with significant vendors to the Company, so long as you do not provide copies of or otherwise disclose the specific terms of the Company's relationships or agreements.

Indemnification    If you are made a party to any threatened, pending, or
                   completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against you), by reason of the fact that you are or were performing services under this Agreement then the Company must indemnify you against all expenses
                   (including attorneys'

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                   fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by you in connection therewith to the fullest extent provided by Delaware law and in accordance with the Company's Bylaws.

No Prior           You hereby represent and warrant to the Company that your
Agreements         execution of this Agreement, your services to the Company, and the performance of your agreements hereunder will not violate or be a breach of any agreement with a former or current employer, client, or any other person or entity.
                   Further, you agree to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention, or secrecy agreement between you and such third party that was in existence as of the date of this Agreement.

Complete           This Agreement is not a promise of future employment. You
Agreement          have no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and you with respect to all the terms of this Agreement, and it cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and you, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

Notice Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                   To the Company: School Specialty, Inc.
                                   1000 North Bluemound Drive
                                   Appleton, Wisconsin 54914
                                   Attention: Chief Executive Officer

                   To Employee:    Jonathan J. Ledecky
                                   1400 34th St.,  N.W.
                                   Washington, D.C.  20007

                   Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party

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                   may change the address for notice by notifying the other
                   party of such change in accordance with this Notice provision.

Severability       If any portion of this Agreement is held invalid or
                   inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the comparable provisions in the No Competition provision.

Governing          Law This Agreement shall in all respects be construed
                   according to the laws of the State of Delaware, other than those relating to conflicts of laws. Any decision as to breaches of this Agreement or any provision herein shall be made pursuant to a final, nonappealable decision of a court.

Binding Effect     This Agreement binds and benefits the Company, each of its
and Assignment     successors or assigns, and your heirs and the personal
                   representatives of your estate. Without the Company's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

Superseding        Contingent upon the Closing and effective only in that event,
Effect             this Agreement supersedes any prior oral or written
                   employment or severance agreements between you and the Company (specifically excluding your options to purchase
                   Company stock). Except as set forth above, this Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

Negotiated         You agree that you have consulted with counsel of your own
Agreement          selection and have negotiated the terms of this Agreement
                   with the Company. You and the Company agree that this Agreement should not be construed against either party as the "drafter."

                         SCHOOL SPECIALTY, INC.

Date:                    By:
    --------------------    -----------------------------------



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                            President and Chief Executive Officer


I agree to and accept these terms, specifically including the assignment of the No Competition provision.

Date:
    --------------------    -----------------------------------
                            Jonathan J. Ledecky



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